Exhibit 99.1

Third Quarter 2011 Earnings Conference Call

SAVANNAH, GA – October 25, 2011 – TMX Finance LLC, a leading consumer finance company, will hold its quarterly conference call to discuss Third Quarter 2011 results on Tuesday, November 29, 2011, at 1:00 p.m. Eastern Time. The call may be accessed by dialing 800-946-0783; access code 4203230. Please dial in 5-10 minutes prior to the start time and an operator will register you for the call.

An audio recording of the quarterly conference call will be accessible on the Investor section of the Company’s website within 3 business days following the call and will be available for 30 days. Go to www.titlemax.biz and click the “Investors” button.

The Company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 with the SEC on or about November 14, 2011. A copy of the filing will be posted to the Investors section of the Company’s website shortly after filing with the SEC.

About TMX Finance LLC

TMX Finance LLC is a consumer finance company that originates and services automobile title loans through more than 725 stores in 12 states using its TitleMax, TitleBucks and EquityAuto Loan brands.

For additional information regarding the Company and the services it provides, visit the Company’s website at http://www.titlemax.biz.

Investor Relations Contact

Investors@titlemax.biz